EXHIBIT 99.1

MAX RE ANNOUNCES APPOINTMENT IN PROPERTY TREATY REINSURANCE

Hamilton, Bermuda, January 10, 2006 - Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announces the appointment of a new employee to its property treaty team.

Peta White has joined Max Re Ltd.’s Property and Casualty Reinsurance Division as Senior Vice President and International Treaty Underwriter. She joins the Company with over 10 years of property catastrophe reinsurance experience, most recently serving as Vice President and Underwriter, International Department, at Ace Tempest Reinsurance Ltd. Prior to that, Peta worked at CAT Limited in Bermuda.

Peta is a graduate of Massachusetts Institute of Technology (MIT), Cambridge, MA, USA where she received a Bachelor of Science in Mechanical Engineering.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act Of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441- 296-8800
jimt@maxre.bm